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                           BUTLER INTERNATIONAL, INC.
                             1992 STOCK BONUS PLAN
                    (AS PROPOSED TO BE AMENDED MAY 23, 1995)

     1.  Purpose.  This 1992 Stock Bonus Plan (the "Plan") of Butler
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International, Inc. (the "Company") is hereby adopted for the purpose of furthering the interests of the Company by providing incentives for officers and key employees of the Company who may be designated for participation in the Plan and to provide additional means of attracting and retaining competent personnel.

     2.  Administration.  The Plan shall be administered by the Executive
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Compensation Committee (referred to herein as the "Committee").  The Committee shall at all times consist of at least two directors of the Company. All members of the Committee shall be "disinterested directors", as defined in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. Accordingly, no member of the Committee shall have received, for a period of at least one year prior to his or her serving as a member of the Committee, any grant or award of any equity securities of the Company pursuant to the Plan or any other plan of the Company except under any formula plan, ongoing securities acquisition plan, or pursuant to an election to receive an annual retainer in cash or securities, as described in Rule 16b-3. Committee members may not receive awards under the Plan.

     3.  Interpretation.  Subject to the provisions of the Plan and applicable
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law, the Committee is authorized to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan and to any awards made thereunder, and to make all other determinations necessary or advisable for the administration of the Plan.

     4.  Participants.  The Committee shall determine and designate from time to
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time to those individuals who in the discretion of the Committee have made significant contributions to the Company or any subsidiary thereof, including officers and directors who are full or part-time employees of the Company, but excluding directors who are not employees of the Company. The Plan does not and will not confer upon any right to employment with the Company, nor will the Plan have any effect upon his right, or upon the right of the Company, to terminate the association at any time.

     The Committee may make awards pursuant to this Plan ("Awards") to such participants of shares of the common stock, par value $.001 per share, of the Company ("Shares") in such amounts as the Committee shall from time to time determine. No member of the Committee shall have any right to participate in the Plan or to vote or decide upon any matter relating solely to a member of his immediate family or solely to any rights or benefits of a member of his immediate family under the Plan. Participation in the Plan shall not confer any right of continuation of service as a director, officer or employee of the Company.

     5.  Criteria for Award.  The Committee may make Awards under the Plan based
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on either of the following bases:

          (a) The Committee may determine those officers or employees of the Company who may become eligible to become participants, and establish certain goals or minimum targets which, if met or achieved, will enable each of the participants to receive an Award under the Plan; or

          (b) The Committee may identify those officers and employees who have made contributions to the Company and who are deserving of special awards for their efforts, and make an Award to each of them; or

          (c)  A combination of (a) and (b) above.

     6.  Shares Subject to the Plan.  The Company shall reserve and keep
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available 800,000 Shares (after taking account of the 1 for 6 reverse stock split effective June 29, 1992) of the authorized and unissued Shares of the Company for issuance to participants under the Plan, the Butler International, Inc. 1992 Stock Option Plan and the Butler International, Inc. 1992 Incentive Stock Option Plan. If any Awards made under the Plan are forfeited, in whole or in part, the Shares so released from the Award may be made the subject of other Awards under the Plan.

     7.  Share Restructure.  In the event there is any change in the Company's
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Shares, as by stock splits, reverse stock splits, stock dividends, reclassifications or recapitalization, the number and type of Shares available for Awards under the Plan shall be appropriately adjusted by the Committee.
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     8.  Effect of Award.  The granting of an Award shall take place only when
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an Award Certificate is executed by or on behalf of the Committee and delivered to the participant, and all conditions for the effectiveness of the Award have been satisfied. The issuance of an Award Certificate to a participant shall entitle such participant to receive the number of Shares specified in the Award Certificate as a bonus under this Plan, without any monetary consideration for such Shares.

     9.  Presentment of Award Certificates.  To receive Shares upon the grant of
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an Award, a participant (or his successor) shall present and surrender the Award
Certificate to the Secretary of the Company at the Company's principal executive offices within 30 days after the date of the Award. Certificates representing the shares will generally be issued to the participant within 15 days after proper presentment of the Award Certificate. If the Award Certificate is presented by the successor of a participant following his death, proof shall be submitted, satisfactory to the Committee, of the right of the successor to receive such Shares. If the Award Certificate is not presented within the proper time, the Award shall be deemed to have lapsed, unless the Committee extends the time for presentment, and the Shares issuable thereunder shall thereafter become available for future Awards.

     10.  Transfer of Awards.  No Award or Award Certificate shall be
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transferable otherwise than by will or the laws of descent and distribution, and may be presented for issuance of Shares during his lifetime only by the participant and only in the manner set forth herein.

     11.  Termination and Forfeiture of Awards.  An Award will terminate, be
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forfeited and lapse immediately if such participant's employment or relationship with the Company terminates for any reason other than the death or disability of the participant. If participant's employment or relationship with the Company is terminated for disability or death, the participant or his personal representative, estate or heirs, as the case may be, subject to any restrictions in effect or imposed by the Committee at the time the Award is made, may present the Award and receive the Shares during a period of six months after such date.

     12.  Rights as Stockholder.  A participant shall have no rights as a
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stockholder until the date of the issuance to him of a certificate representing such Shares; provided, however, that in the absence of any extraordinary events, certificates representing Shares in respect of which an Award has been presented shall be issued on or before the tenth day after proper presentment. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Award is properly presented in the manner set forth herein.

     13.  Holding Period.  A participant shall hold, and not sell or otherwise
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dispose of, Shares received under the Plan for a period of six months after the date of receipt of the Shares.

     14.  Amendments and Termination.  The Board of Directors may, insofar as
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permitted by law, from time to time, with respect to any shares of stock at the time not subject to outstanding Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the stock of the Company, no such revision or amendment shall change the number of shares of stock subject to the Plan (except as may occur as a result of an occurrence described in Section 7), change the designation of the class of employees eligible to receive awards, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an award under the Plan while serving thereon.

     15.  Period of Plan.  The Plan shall become effective on January 1, 1993;
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unless extended or earlier terminated by the Board of Directors, the Plan shall continue in effect until, and shall terminate on, the tenth anniversary of the effective date of the Plan.